Exhibit 10.15
DANA HOLDING CORPORATION
RESTRICTED STOCK AGREEMENT
     WHEREAS, [GRANTEE NAME] (the “Grantee”) is an employee of Dana Holding Corporation (the “Company”) or one of its Subsidiaries;
     WHEREAS, the grant of Restricted Stock was authorized by a resolution of the Compensation Committee that was duly adopted on _________ ___, 20___ (the “Date of Grant”), and the execution of a Restricted Stock agreement substantially in the form hereof (this “Agreement”) to evidence such grant was authorized by a resolution of the Compensation Committee that was duly adopted on _________ ___, 20___; and
     WHEREAS, pursuant to the Company’s 2008 Omnibus Incentive Plan (the “Plan”), and subject to the terms and conditions thereof and the terms and conditions hereinafter set forth, the Company has granted to the Grantee as of the Date of Grant the right to receive ______shares of Common Stock (“Restricted Shares”).
     NOW, THEREFORE, the Company and the Grantee hereby agree as follows:
     1.      Rights of Grantee. The Restricted Shares subject to this grant shall be issued in the Grantee’ name promptly after this Agreement has been signed by both parties and shall be fully paid and non-assessable, provided that the Restricted Shares shall be either (a) represented by certificates held in custody by the Secretary of the Company or his agent until all restrictions thereon have lapsed, together with a stock power or powers executed by the Grantee in whose name such certificates are registered, endorsed in blank and covering such Restricted Shares, or (b) held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Shares, and endorsed with an appropriate legend referring to the restrictions hereinafter set forth. Grantee shall have all the rights of a stockholder with respect to such shares, including the right to vote the shares and receive all dividends paid thereon, provided that such shares, and any additional shares that Grantee may become entitled to receive by virtue of a share dividend, a merger or reorganization in which the Company is the surviving corporation or any other change in the capital structure of the Company, shall be subject to the restrictions hereinafter set forth.
     2.      Restrictions on Transfer of Restricted Shares. The Restricted Shares subject to this grant may not be assigned, exchanged, pledged, sold, transferred or otherwise disposed of by Grantee, except to the Company, until the Restricted Shares have become nonforfeitable in accordance with Sections 3 and 4 hereof; provided, however, that Grantee’s rights with respect to such Restricted Shares may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer in violation of the provisions of this Section 2 shall be null and void, and the purported transferee shall obtain no rights with respect to such shares.
     3.      Vesting of Restricted Shares. Subject to the terms and conditions of Sections 4 and 5 hereof, Grantee’s right to retain the Restricted Shares covered by this Agreement shall become nonforfeitable to the extent of ____________of the Restricted

Shares covered by this Agreement after Grantee shall have been in the continuous employ of the Company or any Subsidiary for _________ from the Date of Grant and to the extent of an additional _________ thereof after each of the next ____________ thereafter during which Grantee shall have been in the continuous employ of the Company or any Subsidiary. For purposes of this Agreement, the continuous employment of Grantee with the Company or a subsidiary shall not be deemed to have been interrupted, and Grantee shall not be deemed to have ceased to be an employee of the Company or any Subsidiary, by reason of the transfer of his employment among the Company and its Subsidiaries or by reason of any approved leave of absence.
     4.      Accelerated Vesting of Restricted Shares. Notwithstanding the provisions of Section 3 hereof, Grantee’s right to retain the Restricted Shares covered by this Agreement may become nonforfeitable earlier than the time provided in such section if any of the following circumstances apply:
          (a)      Death or Disability: Grantee dies or becomes Disabled while in the employ of the Company or any subsidiary.
          (b)      Change in Control: A Change in Control of the Company occurs while Grantee is an employee of the Company or any Subsidiary.
     5.      Forfeiture of Awards. Except to the extent Grantee’s rights to retain the Restricted Shares covered by this Agreement have become nonforfeitable pursuant to Sections 3 or 4 hereof, the Restricted Shares covered by this Agreement shall be forfeited automatically and without further notice on the date that Grantee ceases to be an employee of the Company or any Subsidiary prior to the _________ anniversary of the Date of Grant for any reason other than as described in Section 4. In the event that Grantee shall intentionally commit an act that the Compensation Committee determines to be materially adverse to the interests of the Company or any Subsidiary, Grantee’s right to retain the Restricted Shares covered by this Agreement shall be forfeited at the time of that determination notwithstanding any other provision of this Agreement.
     6.      Retention of Certificates. During the period in which the restrictions on transfer and risk of forfeiture provided in Sections 2 and 5 above are in effect, the certificates representing the Restricted Shares covered by this grant shall be retained by the Secretary of the Company or the Secretary’s designated agent, together with the accompanying stock power signed by Grantee and endorsed in blank.
     7.      Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, that notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any of the Restricted Shares covered by this Agreement if the issuance thereof would result in violation of any such law.
     8.      Adjustments. The Compensation Committee shall make any adjustments in the number or kind of shares of stock or other securities covered by this Agreement that the Compensation Committee may determine to be equitably required to prevent any dilution or expansion of Grantee’s rights under this Agreement that otherwise would result from any (a) stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) merger, consolidation, spin-off, split-off, spin-out, split-up, separation, reorganization, partial or complete liquidation involving the Company or other distribution of assets, issuance of rights or warrants to purchase securities of the Company, or (c) other transaction or event having an effect similar to any of those referred to in Section 8(a) or 8(b) hereof. Furthermore, in the event that any transaction or event described or referred to in the immediately preceding sentence shall occur, the Compensation Committee shall provide in substitution of any or all of Grantee’s rights under this Agreement such alternative consideration as the Compensation Committee may determine in good faith to be equitable under the circumstances.
     9.      Withholding Taxes. To the extent that the Company is required to withhold any federal, state, local or foreign taxes in connection with any vesting or delivery of Restricted Shares to the Grantee, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such delivery that the Grantee shall pay such taxes or make arrangements that are satisfactory to the Company for payment thereof. The Grantee may elect that all or any part of such withholding requirement be satisfied by surrender to the Company of a portion of the Restricted Shares delivered to the Grantee. If such election is made, the shares so surrendered shall be credited against such withholding requirement at the Market Value Per Share on the date of such delivery. In no event, however, shall the Company accept the surrender of Restricted Shares for payment of taxes in excess of required tax withholding rates, except that, unless otherwise determined by the Committee at any time, the Grantee may surrender Restricted Shares owned for more than 6 months to satisfy any tax obligations resulting from any such transaction.
     10.      Right to Terminate Employment. Nothing contained in this Agreement shall confer upon Grantee any right with respect to continuance of employment by the Company or any Subsidiary, nor limit or affect in any manner the right of the Company or any Subsidiary to terminate the employment or adjust the compensation of Grantee.
     11.      Relation to Other Benefits. Any economic or other benefit to Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.
     12.      Compliance with Section 409A of the Code. To the extent applicable, it is intended that the Restricted Stock granted under this Agreement and the Plan be exempt from the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Grantee. This Agreement and the Plan shall be administered in a manner consistent with this intent. Reference to Section 409A of the Code is to Section 409A of the Internal Revenue Code of 1986, as amended, and will also include any proposed, temporary or final regulations, or any other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

     13.      Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of Grantee under this Agreement without Grantee’s consent (provided, however, that the Grantee’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code).
     14.      Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
     15.      Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Compensation Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein or in the plan, have the right to determine any questions which arise in connection with the grant of Restricted Shares.
     16.      Successors and Assigns. Without limiting Section 2 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Grantee, and the successors and assigns of the Company.
     17.      Governing Law. This Agreement is made under, and shall be construed in accordance with, the internal substantive laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.
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     Executed in the name and on behalf of the Company at Toledo, Ohio as of the ______day of _________, 20___.

DANA HOLDING CORPORATION
By:
Name:
Title:

     The undersigned Grantee hereby acknowledges receipt of an executed original of this Agreement and accepts the right to receive the Restricted Shares or other securities covered hereby, subject to the terms and conditions of the Plan and the terms and conditions herein above set forth.

Grantee

Date:

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